                                                                     EXHIBIT 3.1
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MIPS TECHNOLOGIES, INC.

          MIPS TECHNOLOGIES, INC., a Delaware corporation, hereby certifies as follows:

          1. The name of the corporation is MIPS Technologies, Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 8, 1992. The original name of the Corporation was MIPS Technologies, Inc.

          2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                     NAME

     The name of the corporation is MIPS Technologies, Inc. (the "Corporation").

                                  ARTICLE II
                               REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                   ARTICLE IV
                                 CAPITAL STOCK

          Section 1.  The total number of shares of all classes of capital stock
          ----------
that the Corporation shall have the authority to issue is 200,000,000 shares, of which (i) 150,000,000 shares shall be common stock, par value $0.01 per share ("Common Stock"), and (ii) 50,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock").

          Section 2.  Each holder of Common Stock shall have one vote on each
          ----------
matter submitted to a vote at a meeting of stockholders, including the election of directors, for each share of Common Stock held of record by such holder as of the record date for such meeting. Except as otherwise required by law or provided in any resolution adopted by the Corporation's Board of Directors (the "Board of Directors") with respect to any series of Preferred Stock, the holders of shares of Common Stock will possess all voting power, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. No provision herein should be interpreted as providing for cumulative voting in the election of directors.

          Section 3.  Subject to any preferential rights of any outstanding
          ----------
series of Preferred Stock created by the Board of Directors from time to time, when, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, each holder of outstanding shares of Common Stock shall be entitled to share ratably in such dividends and distributions in proportion to the number of shares of Common Stock held by such holder.

          Section 4.  Subject to any preferential rights of any outstanding
          ----------
series of Preferred Stock created by the Board of Directors from time to time, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Common Stock shall be entitled to share ratably in the assets of the Corporation to be distributed among the holders of shares of Common Stock in proportion to the number of shares of Common Stock held by such holder.

          Section 5.  The holders of shares of Common Stock shall have no
          ----------
preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

          Section 6.  The Preferred Stock may be issued, if so determined by the
          ----------
Board of Directors, either as a class without series or from time to time in one or more series and with such designation for such class or each issue of such class or each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

          (a) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Restated Certificate of Incorporation, voting rights to be exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

          (b) The rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

          (c) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

          (d) The rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) The terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

          (f) Any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Restated Certificate of Incorporation (as it may be amended from time to time) and to the full extent now or hereafter permitted by the laws of the State of Delaware.

          Section 7.  All shares of Preferred Stock, if issued as a class
          ----------
without series, or all shares of the Preferred Stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

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

                                   ARTICLE V
                               BOARD OF DIRECTORS

          Section 1.  The business and affairs of the Corporation shall be
          ----------
managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Restated Certificate of Incorporation or by the By-laws of the Corporation.

          Section 2.  Election of directors need not be by written ballot unless
          ----------
the By-laws of the Corporation so provide.

          Section 3.  The following provisions are inserted for the management
          ----------
of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of its directors and stockholders:

          (a) The By-laws of the Corporation may be altered, amended or repealed and new By-laws may be adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

          (b) The Board of Directors shall consist of not less than three (3) and not more than ten (10) directors, the exact number of directors to be determined as set forth in, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1999 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1999 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors and any

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     other vacancy occurring on the Board of Directors, howsoever resulting, may be filled only by a majority of the directors then in office, even if less than quorum, or by the sole remaining director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation. Any director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 6 of Article Fourth hereof, and such directors so elected shall not be divided into classes pursuant to this Section 3(b) of Article Fifth unless expressly provided by such terms.

          (c) Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-laws of the Corporation, as amended and in effect from time to time.

          (d) Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, prior to the date on which Silicon Graphics, Inc., a Delaware corporation ("Silicon Graphics"), and its affiliates cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), any director or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally at an election of directors (the "Voting Stock") then outstanding, voting together as a single class. Effective as of the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

          (e) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.

                                  ARTICLE VI
                              STOCKHOLDER ACTION

          (a) Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that effective as of the Trigger Date, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

          (b) Effective as of the Trigger Date, unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by [the Chairman of the Board of Directors, the President] or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation, and effective as of the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied.

          (c) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                  ARTICLE VII
                                INDEMNIFICATION

          Section 1.  Each person who was or is made a party or is threatened to
          ----------
be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer [or employee] of the Corporation or is or was serving at the request of the Corporation as a director, officer [or employee] of another corporation or of a partnership, joint venture,

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trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer [or employee] or in any other capacity while serving as a director, officer [or employee], shall be indemnified to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans,
(ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer [or employee] and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to Section 2 of this Article VII) only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall be ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of Article VII or otherwise.

          Section 2.  If a claim the Corporation is obligated to pay under
          ----------
Section 1 of this Article VI is not paid in full by the Corporation within [60] days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim against the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 3.  The right to indemnification and the payment of expenses
          ----------
incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 4.  The Corporation may purchase and maintain insurance on
          ----------
behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 5.  The Corporation may, to the extent authorized from time to
          ----------
time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any [employee or] agent of the Corporation to the fullest extent of the provisions in this Article VII with respect to the indemnification and advancement of expenses of directors, officers [and employees] of the Corporation.

          Section 6.  If any part of this Article VII should be found to be
          ----------
invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected. Any repeal or modification of this
Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE VIII
                                    BY-LAWS

          The By-laws of the Company may be altered, amended or repealed and new By-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the Voting Stock entitled to vote thereat, provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Sections 3, 5 or 10 of Article II of the By-laws or Sections 1 or 5 of
Article III of the By-laws, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding,

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voting together as a single class, or (ii) by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

          Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

                                  ARTICLE IX
                     LIMITATION ON LIABILITY OF DIRECTORS

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE X
                            CORPORATE OPPORTUNITIES

          Section 1.  In anticipation that the Corporation will cease to be an
          ----------
indirect, wholly-owned subsidiary of Silicon Graphics, but that Silicon Graphics will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and Silicon Graphics may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Silicon Graphics (including possible service of officers and directors of Silicon Graphics as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Silicon Graphics and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          Section 2.  Silicon Graphics shall have no duty to refrain from
          ----------
engaging in the same or similar activities or lines of business as the Corporation, and neither Silicon Graphics nor any officer or director thereof (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Silicon Graphics. In the event that Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Silicon Graphics and the Corporation, Silicon Graphics shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Silicon Graphics pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

          Section 3.  In the event that a director or officer of the Corporation
          ----------
who is also a director or officer of Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Silicon Graphics, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Silicon Graphics, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Silicon Graphics; and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Silicon Graphics.

          Section 4.  Any person purchasing or otherwise acquiring any interest
          ----------
in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.

          Section 5.  For purposes of this Article only:
          ----------

          (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-laws of the Corporation), unless such person is a full-time employee of the Corporation; and

          (2) (A) The term "corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (B) the term "Silicon Graphics," for the purpose of this Article only, shall mean Silicon Graphics and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph Section 5(2)) in which Silicon Graphics beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          Section 6.  Notwithstanding anything in this Restated Certificate of
          ----------
Incorporation to the contrary, (i) the foregoing provisions of this Article shall expire on the date that Silicon Graphics ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Silicon Graphics; and (ii) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that Silicon Graphics ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Silicon Graphics, or adopt any provision adverse to the interests of Silicon Graphics and inconsistent with, any provision of this Article. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                  ARTICLE XI
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

          The Corporation reserves the right to amend, alter, restate, change or repeal an provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.


          This Restated Certificate of Incorporation shall become effective at [____] a.m. (Wilmington, Delaware time), [_________], 1998.

          IN WITNESS WHEREOF, MIPS TECHNOLOGIES, INC. has caused this certificate to be signed by [_________], its [______________], and attested by [_________], its [__________________], on this [__] day of [_________], 1998.


                              MIPS TECHNOLOGIES, INC.



                              By:_________________________________________
                                    Name:
                                    Title:


ATTEST:



________________________________________
Name:
Title:

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